Exhibit 99.3

OSE USA, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheets

(In thousands except share and per share data)

	June 29, 2003	Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$1,314	$0	A	$1,314
Cash—restricted	80	0		80
Accounts receivable, net of allowance for doubtful accounts	2,499	0		2,499
Prepaid expense and other current assets	141	0		141
Assets from discontinued operations	1,723	(1,723	)A	0

Total current assets	5,757	(1,723)		4,034
Property and equipment, net	71	0		71
Intangible assets, net of accumulate amortization	2,264	0		2,264

Total Assets	$8,092	$(1,723)		$6,369

Liabilities, Redeemable
Convertible Preferred Stock and Stockholders’
Deficit
Current liabilities:
Bank debt	$2,483	$(500	)A	$1,983
Accounts payable—related parties	31,769	0		31,769
Accrued dividends and interest on unpaid Dividends	3,299	0		3,299
Accrued expenses and other liabilities	1,148	0		1,148
Liabilities from discontinued operations	1,184	(750	)A	434

Total current liabilities	39,883	(1,250)		38,633
Deferred gain on sale of facilities	629	0		629

Total Liabilities	40,512	(1,250)		39,262

Convertible preferred stock, $0.001 par value; 20,000,000 shares authorized; 6,023,225 (Series A: 3,000,000 shares, Series B: 3,023,225 shares) issued and outstanding; liquidation preference: Series A: $1.70 per share, Series B: $1.98 per share	11,100	0		11,000
Stockholders’ deficit:
Common stock, $.001 par value; 300,000,000 shares authorized; 56,725,808 shares issued and outstanding	56	0		56
Additional paid-in capital	54,458	0		54,458
Accumulated deficit	(98,034)	(473)		(98,507)

Total stockholders’ deficit	(43,520)	(473)		(43,993)

Total liabilities and stockholders’ deficit	$8,092	$(1,723)		$6,369

The accompanying notes are an integral part of these consolidated financial statements.

OSE USA, Inc.

Unaudited Pro Froma Consolidated Condensed Statement of Operations

(In thousands, except per share data)

	June 29, 2003	Adjustments		Pro Forma
Revenues	$1,552			$1,552
Operating expenses:
Selling expenses	1,897			1,897
General & administrative	445			445

Total operating expenses	2,342			2,342

Operating income (loss) from continuing operations	(790)			(790)
Interest and other income	19			19
Interest expense	(195)			(195)

Income from continuing operations before taxes	(966)			(966)
Provision for tax	12			12

Net Income (loss) from continuing operations	(978)			(978)
Loss on disposal of discontinued operations	—	(11	)B	(11)
Net loss from discontinued operations	(4,561)	4,561	A	—

Net Loss	(5,539)	4,550		(989)
Preferred Stock Dividends	544	0		544

Net loss applicable to common stockholders	$(6,083)	$4,550		$(1,533)

Per share data:
Net loss per share from continuing operations before cumulative effect of a change in accounting principle
basic and diluted	$(0.02)			$(0.02)
Net loss per share from discontinued operations
basic and diluted	$(0.08)			$0.00
Net loss applicable to common stockholders
basic and diluted	$(0.11)			$(0.03)
Number of shares used to compute per share data
basic and diluted	56,665			56,665

The accompanying notes are an integral part of these consolidated financial statements.

OSE USA, Inc.

Unaudited Pro Forma Consolidated Condensed Statement of Operations

(In thousands, except per share data)

	Year Ended December 31,
	2002	Adjustments		Pro Forma
Revenues	$10,326	($5,523)	a	$4,803
Cost of revenues	10,672	(10,672)	a	—

Gross profit (loss)	(346)	5,149		4,803

Operating expenses:
Selling, general & administrative	4,858	(48)	a	4,810
Research & development	1,227	(1,227)	a	—

Total operating expenses	6,085	(1,275)		4,810

Operating loss	(6,431)	6,424		(7)
Interest and other income	21	72	a	93
Interest expense	(713)	—		(713)

Income (loss) before income taxes, and cumulative effect of a change in accounting principle	(7,123)	6,496		(627)
Tax expenses (benefit)	10	(31)	b	(21)

Net loss before cumulative effect of a change in accounting principle	(7,133)	6,527		(606)
Cumulative effect of change in accounting principle	(1,400)	—		(1,400)

Net loss	(8,533)	6,527		(2,006)
Preferred stock dividend	(1,146)	—		(1,146)

Net loss applicable to common stockholders	($9,679)	$6,527		($3,152)

Per share data:
Net loss per share applicable to common stockholders before cumulative effect of a change in accounting principle
Basic and diluted	($0.11)			($0.02)
Cumulative effect of a change in accounting Principle
Basic and diluted	(0.02)			(0.02)
Net loss applicable to common stockholders

Basic and diluted	($0.13)			($0.04)
Number of shares used to compute per share data:
Basic and diluted	73,092			73,092

The accompanying notes are an integral part of these consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements

Overview of the Divestiture Transaction:

Note 1. The Company has historically operated within two segments: manufacturing and distribution. Upon execution of the Asset Purchase Agreement between OSEU and IPAC on September 3, 2003, the Company has sold the assets of the manufacturing business, including related equipment, inventory, books and records, permits and licenses, and intellectual property to IPAC for $1 million, which is comprised of $500,000 in cash and a note receivable of $500,000. These pro forma financial statements include the $1 million proceeds from the sale of which $500,000 have been offset against the outstanding bank line of credit as required by the bank in order to effectuate this transaction, and a $500,000 reduction in accrued expenses relating to facility lease termination costs.

Pro forma adjustments related to the Unaudited Pro Forma Consolidated Condensed Balance Sheet assume the transaction was consummated on June 29, 2003 and include adjustments which give effect to events that are directly attributable to the transactions and that are factually supportable regardless of whether they have a continuing impact on OSE USA, Inc or are nonrecurring. Pro forma adjustments related to the Unaudited Pro Forma Consolidated Condensed Statements of Operations for the six months ended June 29, 2003 and the year ended December 31, 2002 are computed assuming the transaction was consummated on January 1, 2002 for the statements of operations, and include adjustments which give effect to events that are directly attributable to the transaction that are expected to have a continuing impact on OSE USA, Inc’s business and operations and that are factually supportable.

Note 2. The Unaudited Pro Forma Consolidated Condensed Financial Statements, including the Notes thereto, should be read in conjunction with the historical consolidated financial statements of the Company for the indicated period. The Unaudited Pro Forma Consolidated Condensed Financial Statements do not reflect activity subsequent to the period presented and therefore do not reflect a projection of future results.

Note 3. The unaudited pro forma net loss per share is based on the weighted average number of common shares of the Company’s Common Stock outstanding during the period presented.

Note 4. The following provides explanations for the adjustments set forth in the accompanying pro forma financial statements as of June 29, 2003.

A.	As of January 1, 2002, the Company sold the inventory and property and equipment related to the manufacturing business for $1 million. The carrying values of all other assets related to the discontinued operations were fully expensed. Proceeds of $1 million include $500,000 of cash and $500,000 in a secured note. The cash portion of the proceeds was used to pay down the Company’s outstanding line of credit as required by the bank to effectuate this transaction. The $500,000 note was assigned to the Company’s landlord as payment for the facility lease termination costs of $500,000.

B.	Disposal loss is the difference between the assumed sales proceeds of $1 million and the net book value of the inventory and property and equipment related to the manufacturing segment as of June 29, 2003.

Note 5. The following provides explanations for the adjustments set forth in the accompanying pro forma financial statements as of December 31, 2002.

a.	The adjustment to the pro forma statement of operations eliminates all revenue and directly allocable expenses related to manufacturing activities. The remaining $750,000 represents total lease termination and related cost.

b.	Income taxes have not been adjusted to reflect a provision for income taxes because of the existence of net operating loss carryforwards.